UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 25, 2019

NORTHERN POWER SYSTEMS CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-55184	98-1181717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road, Barre, Vermont 05641
(Address of Principal Executive Offices) (Zip Code)

(802) 461-2955
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 30, 2019, Northern Power Systems Corp (“Northern” or the “Company”) through its wholly owned subsidiary, Northern Power Systems, Inc. (“NPS”), executed an Asset Purchase Agreement with Erie Renewables, Inc. (“Erie”) pursuant to which Erie acquired the assets relating to NPS’s US Service Business.  At closing, (i) Erie hired two (2) NPS employees and (ii) NPS received proceeds of approximately $230,000, subject to transactional off-sets of $123,709.35. In connection with this transaction, NPS made a payment to Comerica of $106,290.65 leaving an aggregate amount of $193,709.35 due and payable to Comerica by NPS under that certain Amended and Restated Loan and Security Agreement by and between NPS and Comerica dated December 31, 2013 and as amended (“Loan”).  The Company is a guarantor of NPS’s obligations under the Loan.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, Richard Hokin, a member of the Board of Directors (the “Board”) of Northern Power Systems Corp., provided the Board with a notice of his resignation from the Board, effective immediately. Following Mr. Hokin’s resignation, the Company has a Board of Directors consisting of one person.

Item 8.01. Other Events.

On February 7, 2019, NPS entered into the Second Amended and Restated Forbearance Agreement by and between Comerica Bank and NPS, Inc. (the “Amended Forbearance Agreement”). On May 29, 2018, Comerica informed NPS that NPS was not currently in compliance with two covenants (collectively, the “Covenants”) under the Loan as defined in Item 2.01 above. Ultimately, Comerica and NPS entered into (i) a Forbearance Agreement dated August 2, 2018 which the Company previously disclosed on a Form 8-K dated August 2, 2018 and an Amended and Restated Forbearance Agreement dated November 30, 2018 which the Company previously disclosed on a Form 8-K dated December 4, 2018 (the “Forbearance Agreement). The Amended Forbearance Agreement amends and restates the Forbearance Agreement. As of April 1, 2019, NPS is in breach of its obligations under the Amended Forbearance Agreement and Comerica may immediately call the Loan. Further, Comerica has demanded NPS pay-off the Loan in its entirety as of April 30, 2019.  NPS will be unable to fully discharge its obligations to Comerica under the Loan by April 30, 2019. However, in connection with the disposition of NPS’s US Service Business described in Item 2.01 above, NPS did make a payment to Comerica of $106,290.65 leaving an aggregate amount of $193,709.35 due and payable to Comerica by NPS under the Loan.

Continued and prolonged cash constraints, the on-going breach of the Amended Forbearance Agreement, the current lack of accessible commercial loans or other financing, and the continued delay in the implementation of a new Feed in Tariff in Italy with respect to distributed wind have significantly strained the Company operationally, commercially and financially. Further, the Company continues to explore all strategic alternatives and transactions for Company, including the sale of the business or some or all of its assets and business lines including its distributed wind and Italian service business segments.

It is uncertain if the Company’s efforts (i) to address its cash constraints and its legal difficulties with Comerica and/or (ii) to effect one or more strategic transactions will be successful. Even if the Company is successful in identifying and completing a strategic transaction, the likelihood of any economic return to the equity owners of the Company at this point is remote.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this report.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated April 30, 2019 by and between Northern Power Systems, Inc. and Erie Renewables, Inc.
99.1	Press Release dated April 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: April 30, 2019	By:	/s/ William St. Lawrence
William St. Lawrence
Interim Co-Chief Executive Officer